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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): April 26, 1996
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                             BANPONCE CORPORATION
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            (Exact name of registrant as specified in its charter)



COMMONWEALTH OF PUERTO RICO          NO. 0-13818            NO. 66-0416582
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(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)         Identification No.)


        209 MUNOZ RIVERA AVENUE
         HATO REY, PUERTO RICO                                    00918
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: (787) 765-9800
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        (Former name or former address, if changed since last report)
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Item 5.     Other Events

            On April 26, 1996, the Board of Directors of BanPonce Corporation (the "Corporation"), authorized a stock split in the form of a stock dividend of one share for each share of common stock outstanding, bringing total outstanding shares to 66,001,180. The new shares will be distributed on July 1, 1996 to the shareholders of record on June 14, 1996.

            The Board also approved an increase of the quarterly cash dividend to $0.18 per common share for the third quarter of 1996. This represents an increase of 20 percent over the $0.15 per share, after adjustment to reflect the split, paid in previous quarterly cash dividends. The dividend is payable on July 1, 1996 to shareholders of record on June 14, 1996.

            A copy of the Corporation's news release, dated April 26, 1996, is attached hereto as Exhibit 99(a) and is hereby incorporated by reference.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            (c) Exhibits

            99(a) News release, dated April 26, 1996, announcing the stock split and the increase of the quarterly cash dividends.



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                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BANPONCE CORPORATION
                                                (Registrant)



Date:  May 6, 1996           By:  /s/ Amilcar L. Jordan, Esq.
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                                  Name :  Amilcar L. Jordan, Esq.
                                  Title:  Senior Vice President and Comptroller
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                                Exhibit Index


Exhibit Number              Description
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99(a)                       News release, dated April 26, 1996